Exhibit 23.3



                         CONSENT OF RSM SALUSTRO REYDEL
                                       AS
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the France Telecom U.S. Employee Shareholding - September 2005 Plan of our report dated March 4, 2003 with respect to the 2002 consolidated financial statements of France Telecom S.A., included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed on May 16, 2005 with the Securities and Exchange Commission.





RSM Salustro Reydel

/s/ RSM Salustro Reydel
-----------------------

Represented by Jean-Michel Charpentier

Paris, France
September 9, 2005